UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2007

ALABAMA NATIONAL BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25160	63-1114426
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1927 First Avenue North, Birmingham, Alabama 35203

(Address of principal executive offices, including zip code)

(205) 583-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 2, 2007, Alabama National BanCorporation (the “Company”) amended its credit facility (the “Credit Facility”) with Regions Bank, successor by merger to AmSouth Bank (“Regions Bank”), in order to increase the maximum amount that may be borrowed under the Credit Facility from $20 million to $30 million and to extend the maturity date from May 31, 2007 to May 31, 2008. In order to provide for this increase in borrowing amount and extension in maturity date, the Company and Regions Bank entered into a Twelfth Amendment to Credit Agreement and a Tenth Note Modification Agreement. Each of these documents is attached as an exhibit to this Form 8-K. The Credit Facility continues to bear interest at a rate of LIBOR plus 0.65 basis points. The outstanding balance under the Credit Facility was $20 million as of March 2, 2007. The Credit Facility also continues to contain certain payment cross-default provisions with respect to the Company’s Revolving Note in the principal amount of $16 million with Regions Bank dated April 3, 2006 (the “Revolving Note”).

The foregoing description of the Twelfth Amendment to Credit Agreement, the Tenth Note Modification Agreement and the Revolving Note does not purport to be complete and is qualified in its entirety by reference to copies of the agreements that are attached as exhibits to this Form 8-K and the Revolving Note that is attached as Exhibit 10.3 to the Form 8-K filed by the Company with the SEC on April 4, 2006, and are incorporated into this report by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The description of the Twelfth Amendment to Credit Agreement and the Tenth Note Modification Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
10.1	Twelfth Amendment to Credit Agreement

10.2	Tenth Note Modification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alabama National BanCorporation

By:	/s/ William E. Matthews, V
William E. Matthews, V
Executive Vice President and Chief Financial Officer

Dated: March 5, 2007

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1	Twelfth Amendment to Credit Agreement

10.2	Tenth Note Modification Agreement